Redwood Managed Volatility Portfolio

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANT (Unaudited)

June 30, 2022

On April 5, 2022, the Audit Committee of the Board of Trustees of Two Roads Shared Trust (the "Trust" or “registrant”) selected and appointed and recommended Cohen & Company, Ltd. (“Cohen”) as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2022, in replacement of Grant Thornton LLP ("GT"), who were dismissed as the independent registered public accounting firm for the Fund.

GT reports on the Fund’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended prior to and including December 31, 2021 and the subsequent interim period through April 5, 2022, (i) there were no disagreements between the Fund and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such period and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended prior to and including December 31, 2021, and during the subsequent interim period through April 5, 2022, neither the registrant, nor anyone acting on its behalf, consulted with Cohen on behalf of the Fund regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Fund’s financial statements, or any matter that was either: (i) the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto; or (ii) a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

grant thornton llp Two Commerce Square 2001 Market St., Suite 700 Philadelphia, PA 19103-7065 D +1 215 561 4200 F +1 215 561 1066

July 11, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Redwood Managed Volatility Fund (Series S000042696), Redwood Managed Municipal Income Fund (Series S000056429), Redwood AlphaFactor® Tactical International Fund (Series S000059550), Redwood Systematic Macro Trend (“SMarT”) Fund (Series S000059551), four funds in the Two Roads Shared Trust

File No. 811-22718

Dear Sir or Madam:

We have read the attached statements made by Redwood Managed Volatility Fund (Series S000042696), Redwood Managed Municipal Income Fund (Series S000056429), Redwood AlphaFactor® Tactical International Fund (Series S000059550), Redwood Systematic Macro Trend (“SMarT”) Fund (Series S000059551), four funds in the Two Roads Shared Trust, in relation to Item 13(a)(4) of Form N-CSR, which we understand will be filed with the Securities and Exchange Commission as an Exhibit to Form N-CSR on July 11, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

grant thornton llp Two Commerce Square 2001 Market St., Suite 700 Philadelphia, PA 19103-7065 D +1 215 561 4200 F +1 215 561 1066

September 8, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Redwood Managed Volatility Portfolio (Series S000046375), a fund in the Two Roads Shared Trust

File No. 811-22718

Dear Sir or Madam:

We have read the attached statements made by Redwood Managed Volatility Portfolio (Series S000046375), a fund in the Two Roads Shared Trust, in relation to Item 13(a)(4) of Form N-CSR, which we understand will be filed with the Securities and Exchange Commission as an Exhibit to Form N-CSR on September 8, 2022, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP